SCHEDULE 14A
(Rule 14a-10) INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

                                           LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Shareholders
and Proxy Statement

September 29, 2004

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, November 18, 2004, at 10:00 a.m. at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your Company’s directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
LSI INDUSTRIES INC.

Time:

         10:00 a.m., Eastern Standard Time

Date:

         Thursday, November 18, 2004

Place:

         LSI Industries Corporate Headquarters
          10000 Alliance Road
         Cincinnati, Ohio 45242

Purpose:

•	Elect Directors

•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2005

•	Amend the Code of Regulations to remove the classified Board structure and provide for the annual election of all directors

•	Conduct other business if properly raised

Only shareholders of record on September 17, 2004 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying proxy card is September 30, 2004.

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

September 29, 2004

LSI Industries Inc.
Proxy Statement

Table of Contents

Page

INTRODUCTION VOTING AT ANNUAL MEETING	1 1
General Information Principal Shareholders Shareholder Proposals	1 2 2
Proposal 1. Election of Directors Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm Proposal 3. Amendment of Regulations to Remove Classified Board Other Matters	3 3 4 5
MANAGEMENT	5
Directors and Executive Officers Section 16(a) Beneficial Ownership Reporting Compliance Executive Compensation Stock Options	5 7 7 8
CORPORATE GOVERNANCE	9
The Executive Committee The Audit Committee Report of the Audit Committee The Nominating and Corporate Governance Committee The Compensation Committee Report of the Compensation Committee	10 11 12 13 13 13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION CERTAIN TRANSACTIONS CORPORATE PERFORMANCE GRAPH COMPARISON OF FIVE YAR CUMULATIVE TOTAL RETURN OTHER MATTERS QUESTIONS	15 15 15 15 16 16

Annex A – Amendment to Code of Regulations
Annex B – Amended and Restated Audit Committee Charter
Annex C – Nominating and Corporate Governance Committee Charter

LSI INDUSTRIES INC.

10000 Alliance Road
Cincinnati, Ohio 45242

Telephone (513) 793-3200

P R O X Y S T A T E M E N T

Annual Meeting of Shareholders
November 18, 2004

INTRODUCTION

        The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 18, 2004, and at any postponement or adjournment of such meeting. This Proxy Statement and the accompanying proxy card were first mailed on September 30, 2004 to shareholders of record as of September 17, 2004.

VOTING AT ANNUAL MEETING

General Information

        In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or in person. Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company (to the attention of Ronald S. Stowell) either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the three persons nominated as Class B directors by the Board of Directors, “FOR” Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), and “FOR” Proposal 3 (Amendment of the Code of Regulations). If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

        As of September 17, 2004, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 19,776,396 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 17, 2004, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

Principal Shareholders

        As of September 17, 2004, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Babson Capital Management	2,667,492		13.36%
1295 State Street
Springfield, MA 01111-0002

William Blair Capital Management LLC	1,334,292		6.68%
222 West Adams Street, 13th Floor
Chicago, IL 60606-5307

Columbia Management Group, Inc.	1,237,775		6.20%
590 Madison Avenue
New York, NY 10022-2524

Royce & Associates LLC	1,102,911		5.52%
1414 Avenue of the Americas, 9th Floor
New York, NY 10019-2578

Artisan Partners LP	1,088,699		5.45%
875 Wisconsin Avenue, Suite 800
Milwaukee, WI 53202-3197

Robert J. Ready	1,046,708	(a)	5.24%
10000 Alliance Road
Cincinnati, Ohio 45242

(a)	Includes 33,751 options exercisable within 60 days, 42,556 shares held in the Company’s Non-Qualified Deferred Compensation Plan, and 211,116 shares held in trust for Mr. Ready’s children. Mr. Ready disclaims beneficial ownership of shares held by or in trust for his children.

Shareholder Proposals

        Shareholders who desire to have proposals included in the Notice for the 2005 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 30, 2005.

        The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2005 Annual Shareholders’ Meeting, it must be received prior to August 12, 2005. If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than 30 days, we will notify you of this change through our Form 10-Q filings.

Proposal 1.    Election of Directors

        The Company’s Code of Regulations provides that the Board of Directors be composed of two classes of directors, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at the 2005 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 2004 Annual Meeting of Shareholders.

        The Nominating and Corporate Governance Committee of the Board has nominated for reelection three present Class B directors, namely, Wilfred T. O’Gara, Mark A. Serrianne and James P. Sferra. Proxies solicited by the Board will be voted for the election of these three nominees.

        All Class B directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified. However, if Proposal 3 relating to the Amendment of Regulations to Remove Classified Board is approved at the 2004 Annual Meeting, the classified Board will be eliminated and the term of office for each director elected at the 2004 Annual Meeting will be one year.

        In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The three nominees receiving the highest number of votes cast will be elected.

         Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR each of the Class B directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

Proposal 2.    Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors appointed Grant Thornton LLP as the Company’s independent certified public accountants for fiscal 2002. Grant Thornton LLP has been the independent certified public accounting firm for the Company since April 2002. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton LLP at least through fiscal 2005.

        Representatives of Grant Thornton LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

        The Company expensed the following fees from Grant Thornton LLP in the fiscal years ended June 30, 2003 and 2004:

	2003	2004
Audit fees	$111,962	$161,562
Audit-related fees	36,214	46,551
Tax fees	35,898	41,665
All other fees	--	--

Total fees	$184,074	$249,779

         Audit fees represent fees and out-of-pocket expenses related to the fiscal 2004 audit of the Company’s financial statements, review and documentation of the Company’s system of internal controls, filing of the Form 10-K, services related to review of the Company’s quarterly financial statements and Form 10-Q’s, and attendance at the Company’s quarterly Audit Committee meetings. Audit-related fees represent fees for consultation related to accounting and regulatory filing matters, and to audits of the Company’s two qualified retirement plans. Tax fees relate to services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, and tax advice. All other fees represent fees related to services and consultation related to various planning matters.

          Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Proposal 3.    Amendment of Regulations to Remove Classified Board

        The Board of Directors is asking shareholders to repeal Article III, Section 2(b) of the Company’s Code of Regulations. That section provides that the Board of Directors be classified into two classes with the number of directors in each class elected to hold office for a two-year term. If shareholders approve this proposal, the classified Board of Directors will be eliminated and the current term of office of each director, including those elected at this 2004 Annual Meeting, will end at the 2005 Annual Meeting of Shareholders. Directors would thereafter be elected for one year terms at each Annual Meeting of Shareholders beginning at the 2005 Annual Meeting of Shareholders.

        The Board believes that shareholders should have an opportunity to vote on all directors every year and that this will be an effective way to maintain and enhance the accountability of the directors to the shareholders. Approval of this proposal will replace Article III, Section 2(b) with a new section, which is attached as Annex A, and will also repeal those portions of Article X of the Code of Regulations which specify the vote required to adopt an amendment relating to the classification of directors.

         Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 3. The affirmative vote of the holders of over two-thirds of the outstanding Common Shares is required to approve this proposal.

Other Matters

        Approval of any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting at the meeting.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of LSI Industries are:

		Common Shares Beneficially Owned
Name and Age	Position	Amount		Percentage
Robert J. Ready(a) 64	Chairman, President, and Chief Executive Officer	1,046,708	(e)	5.24%

James P. Sferra(a) 65	Executive Vice President- Manufacturing; Secretary and Director	437,690	(f)	2.19%

Ronald S. Stowell 54	Vice President, Chief Financial Officer and Treasurer	75,163	(f)	*

David W. McCauley 55	President of LSI Graphic Solutions Plus and President of Grady McCauley Inc.	58,594	(f)	*

Scott D. Ready 42	President of LSI Lighting Solutions Plus	130,245	(f)	*

Wilfred T. O'Gara(b)(c)(d) 47	Director	18,492	(f)	*

Gary P. Kreider(b)(d) 66	Director	20,240	(f)	*

Dennis B. Meyer(b)(c)(d) 70	Director	8,115	(f)	*

Mark A. Serrianne(b)(c)(d) 57	Director	1,659	(f)	*

All Directors and Executive Officers as a Group (Nine Persons)		1,706,271	(g)	8.55%

Information as of September 17, 2004

(a)	Executive Committee Member
(b)	Compensation Committee Member
(c)	Audit Committee Member
(d)	Nominating Committee Member
(e)	See “Principal Shareholders”
(f)	Includes options exercisable within 60 days for Mr. Sferra of 43,126 shares, Mr. Stowell of 39,939 shares, Mr. McCauley of 34,689 shares, Mr. Scott Ready of 17,502 shares, Mr. O’Gara of 15,002 shares, Mr. Kreider of 5,625 shares, Mr. Meyer of 6,563 shares, and Mr. Serrianne of 1,500 shares; and indirect beneficial ownership for Mr. Sferra of 12,622 shares.
(g)	This total counts only once 90,635 shares reported above as both indirect beneficial holdings of Robert J. Ready and as direct holdings of Scott D. Ready.

*Less than 1%

        Robert J. Ready is the founder of the Company and has been its President and a Class A Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Bioscience, Inc. and WS Packaging Group, Inc.

        James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Class B Director since 1976, and was appointed Secretary in 1996.

        Ronald S. Stowell has served as Chief Financial Officer since December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

        David W. McCauley has served as President of LSI Graphic Solutions Plus since April 2003 and as either President or Vice President of Operations of Grady McCauley Inc. (a subsidiary of the Company involved in graphics) since June 1997. Prior to the June 1997 acquisition date, Mr. McCauley was a founder and Vice President of Grady McCauley, Inc.

        Scott D. Ready has served as President of LSI Lighting Solutions Plus since July 2004. Prior to that, he held various sales and other positions at the Company, including Vice President of the Image Group, Vice President Petroleum Sales, and Regional Sales Manager. Mr. Scott Ready has been employed by the Company since 1985.

        Gary P. Kreider has been a Class A Director since April 2002. Mr. Kreider is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., the Company’s outside counsel. His primary practice areas are securities law, mergers and acquisitions, and general corporate law, and he has been with Keating, Muething & Klekamp since 1963. Mr. Kreider has been an Adjunct Professor of Law in securities regulation at the University of Cincinnati College of Law since 1977 and is Chairman of the Ohio State Bar Association Corporate Law Committee. Mr. Kreider is also a Director of Meridian Bioscience, Inc.

        Dennis B. Meyer has been a Class A Director since August 2001. Mr. Meyer serves on the Board and Executive Committee of Midmark Corporation. Mr. Meyer was Executive Vice President of Midmark Corporation from 1985 to 2001, and held several other executive and managerial positions during his 36 years with that company.

        Wilfred T. O’Gara was appointed a Class B Director of the Company in January 1999. Mr. O’Gara is the President and Chief Executive Officer of The O’Gara Group, Inc., a security and defense related firm and the President of The O’Gara Group, LLC, an unrelated financial and advisory consulting firm. Mr. O’Gara was the CEO of Ohio Medical Inc. from January 2002 until the sale of substantially all of its assets in May of 2004. Previously, he was the Chief Executive Officer of O’Gara-Hess & Eisenhardt Armoring Co., a subsidiary of Armor Holdings, Inc. He was named Co-Chief Executive Officer of Kroll-O’Gara and Chief Executive Officer of the Security Products and Services Group in April, 2000 and served as such until May 2001 when O’Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. He had also served as Kroll-O’Gara’s President and Chief Operating Officer since the Kroll Holdings merger and as its CEO from August, 1996 until that merger. In addition, Mr. O’Gara has served in various executive officer and director positions in its subsidiaries and predecessors since 1983.

        Mark A. Serrianne was appointed a Class B Director of the Company in August 2004. Mr. Serrianne has been principal owner and Chief Executive Officer of Northlich, Inc. since 1998. Northlich is a privately held advertising, marketing communication and public relations company with headquarters in Cincinnati, Ohio. Mr. Serrianne has held a number of positions with Northlich from 1974 through 1996 when be became President.

        LSI has determined that the following Board members are independent: Gary P. Kreider, Dennis B. Meyer, Wilfred T. O’Gara and Mark A. Serrianne.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file, since September 2002 within two days of a transaction in shares of the Company. Based solely upon its review of copies of such forms received by it, and upon written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2004 all other filing requirements were met except that Mr. O'Gara reported on July 27, 2004 a May 6, 2004 acquisition of 1,000 shares.

Executive Compensation

        The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other four executive officers at June 30, 2004 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options(2)	All Other Compensation (3)
Robert J. Ready	2004	$515,923	$127,500	$34,988	--	$101,818
Chairman, President	2003	500,000	--	34,218	--	106,468
and Chief Executive	2002	500,000	142,500	29,388	22,500	103,238
Officer

James P. Sferra	2004	416,322	105,000	19,896	--	67,492
Executive Vice President-	2003	388,125	--	18,496	--	54,954
Manufacturing; Secretary	2002	385,601	110,616	19,496	18,750	50,307

Ronald S. Stowell	2004	232,725	65,000	20,396	--	82,176
Vice President, Chief	2003	215,280	12,000	20,696	--	61,072
Financial Officer, and	2002	213,880	76,355	21,096	18,750	26,997
Treasurer

David W. McCauley	2004	199,698	64,260	12,000	--	15,526
President of LSI Graphic	2003	184,046	10,000	12,000	--	17,512
Solutions Plus	2002	181,977	46,120	12,000	11,250	21,309

Scott D. Ready	2004	173,462	35,000	12,012	--	17,495
President of LSI Lighting	2003	150,000	2,700	12,012	--	16,105
Solutions Plus	2002	139,129	42,000	11,550	8,750	20,031

(1)	Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready and Mr. Sferra.
(2)	Represents Common Shares underlying options awarded under the Company’s stock option and equity compensation plans.
(3)	All Other Compensation includes Retirement Plan and Deferred Compensation Plan contributions, premiums paid on long-term disability and life insurance policies, and payment of accrued vacation.

        Under separate agreements, Messrs. Ready and Sferra will receive disability payments for up to 50 months at 60% of their average salary and bonus received in the last five fiscal years, reduced by any Social Security payments, if they become disabled while employed by LSI. Health insurance will be maintained for the person and his spouse for five years after termination or death. If such person dies while employed by LSI or while receiving disability payments, the Company shall pay their heirs one million dollars less any payments made as disability compensation or from any policies of life insurance maintained by LSI. In order to provide clear continuity of management influence, LSI has also agreed to employ Messrs. Ready and Sferra as consultants for a period of three years commencing at an unspecified time in the future when such person determines to retire from employment. Such consulting compensation will be at annual rates of 60%, 50%, and 40% of the average of the last five full fiscal year salary levels. Messrs. Ready and Sferra have no plans to retire in the near future. However, the establishment of provisions for consulting services by Messrs. Ready and Sferra are intended to facilitate a smooth transition as part of any future management succession plan.

Stock Options

        No stock options were granted to the Company’s Executive Officers in fiscal year 2004. The following table contains information concerning the exercise and appreciation of stock options held by the Named Executives.

Fiscal 2004 Option Exercises and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) Exercisable/Unexercisable
Robert J. Ready	--	--	33,751/16,874	$91,969/$ --
James P. Sferra	--	--	43,126/13,124	$124,125/$ --
Ronald S. Stowell	--	--	39,939/16,311	$110,299/$15,326
David W. McCauley	--	--	34,689/10,311	$106,586/$15,326
Scott D. Ready	--	--	17,502/ 6,717	$38,328/$ 7,662

(1)	In-the-Money Options are options for which the market value of the underlying Common Shares exceeds the exercise price. Calculation is based upon the market value of the underlying Common Shares at fiscal year-end, minus the exercise price.

        The following table presents information about the Company’s equity compensation plans (LSI Industries Inc. 1995 Stock Option Plan, the LSI Industries Inc. 1995 Directors’ Stock Option Plan and the 2003 Equity Compensation Plan) as of June 30, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future grants
Equity compensation plans approved by
security holders	667,345	$9.73	2,242,843

Equity compensation plans not approved
by security holders	--	--	--

Total	667,345	$9.73	2,242,843

CORPORATE GOVERNANCE

        LSI Industries Inc. is an Ohio corporation and, therefore, governed by the corporate laws of the State of Ohio. Since its shares are publicly traded on the Nasdaq Stock Market and it files reports with the Securities and Exchange Commission, it is also subject to NASD rules as well as various provisions of federal securities laws as recently changed by the Sarbanes-Oxley Act.

        Governance of the corporation is placed in the hands of the Directors who, in turn, elect officers to manage the business operations. The Board oversees the management of LSI Industries on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as significant acquisitions, the declaration of dividends, major capital expenditures and the establishment of critical policies.

        During fiscal 2004, the Board of Directors met on six occasions. In addition, the independent directors met on one occasion during fiscal 2004 without the presence of the Company’s management or executives who are directors.

        The Company expects all directors to attend shareholders’ meetings. All directors attended the 2003 Annual Meeting. Each of the directors attended over 75% of the aggregate of all meetings of the Board and committees of which they were a member.

        Shareholders may communicate with the full Board or individual directors on matters of concern by mail or through our website in each case to the attention of the Secretary of LSI Industries Inc.

        During the first half of fiscal year 2004, directors who are not employees of the Company received $6,500 for serving as a Director plus $1,200 for each meeting attended. Committee members received $375 for serving as Chairman of a committee plus $600 for each committee meeting attended. During the second half of fiscal 2004, non-employee directors of the Company received $12,500 ($5,000 of which was in the form of common shares of the Company, paid quarterly at the closing price of the Company’s common shares at the end of the first business day of that quarter), plus $1,500 for each meeting attended. Committee members received $3,000 or $1,500, respectively, for serving as Chairman or a member of the Audit Committee, $1,500 or $750, respectively, for serving as Chairman or a member of either the Compensation or Nominating Committee, plus either $500 or $750 per committee meeting. Gary Kreider serves as Board Secretary. Mr. Kreider receives no fees for this service except that he receives committee meeting fees for serving as Board secretary for committees of which he is not a member. Directors who are employees of the Company do not receive any compensation for serving as a Director. Non-employee directors received an annual grant of an option to purchase 1,500 Common Shares at the market price at the time of grant. Mr. Serrianne received a grant of an option to purchase 1,500 Common Shares at the market price at the time of grant, the day he was appointed a director. These options are exercisable at the time of grant and have a ten year term.

        At its meeting on April 27, 2004, the Board reviewed, approved and adopted the LSI Industries Inc. Code of Ethics. There have been no amendments to the Code of Ethics nor any waivers granted to employees, managers or executive officers. The Company’s Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the year ended June 30, 2004.

        The Directors have organized themselves into the committees described below to help carry out Board responsibilities. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

        Each of the following committees, except for the Executive Committee, is composed of nonemployee directors each of whom meets the relevant independence requirements established by Nasdaq and the Sarbanes-Oxley Act that apply to their particular assignments.

The Executive Committee

        The Executive Committee, composed of Messrs. Ready (Chairman), and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee did not meet during fiscal 2004.

The Audit Committee

        The Audit Committee is governed by an Audit Committee Charter adopted by the Board of Directors. The Charter, revised as of August 11, 2004, is attached to this proxy statement as Annex B. The Audit Committee is composed of Messrs. O’Gara (Chairman), Kreider (until his August 2004 resignation from this Committee), Meyer, and Serrianne (who was appointed to the Committee in August 2004). Wilfred T. O’Gara has been designated as the Audit Committee financial expert by the Board of Directors. The Audit Committee met five times in fiscal 2004.

        The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, our auditors. The Audit Committee also evaluates information received from both the outside auditor and management to determine whether the auditor is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

1.	The financial reports and other financial information provided by the Company to any governmental body or the public,

2.	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

3.	The Company’s auditing, accounting and financial reporting processes generally.

        The Audit Committee has established procedures for the receipt, retention and treatment of any complaints concerning accounting, internal accounting controls or auditing matters and will establish procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

        The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced. The Chairman also has the authority to approve these services between regularly scheduled meetings. In this event, the Chairman reports approvals made by him to the full Committee at each of its meetings. For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

        The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit. This policy draws a distinction between audit, audit related and nonaudit services, and prohibits the independent registered public accounting firm from performing certain nonaudit services. The Company will not use its independent registered public accounting firm to perform certain nonaudit related services such as nonfinancial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions. Audit related services that will be permitted include: retirement plan and 401(k) audits, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

        During the year, the Committee has discussed with both Grant Thornton LLP and management the Company’s actions to establish, document, test and evaluate controls and procedures pursuant to new requirements of the Sarbanes-Oxley Act.

        The Audit Committee receives and approves Engagement Letters from the Company’s independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company’s Retirement Plan, tax compliance work, etc. All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee following its quarterly detailed review and discussion of fees from the Company’s independent registered public accounting firm.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP during fiscal year 2004 are compatible with maintaining the independence of Grant Thornton LLP as auditors during fiscal year 2004.

Report of the Audit Committee

        Following the audit of the Company’s year-end financial statements, the Audit Committee reviewed with Grant Thornton LLP, the independent registered public accounting firm who is responsible for expressing an audit opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement of Auditing Standards No. 61 (SAS 61 – Communications with Audit Committee). SAS 61 requires Grant Thornton LLP to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with Grant Thornton the overall scope and plan for their audit.

        Grant Thornton LLP also provided a letter containing the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) with respect to relationships between Grant Thornton LLP and either the Company or management that in its professional judgment may reasonably be thought to bear on independence. This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Independence Standards Board. The Audit Committee has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2004 are compatible with maintaining their independence as the Company’s auditors.

        The Audit Committee reviewed and discussed with management the audited financial statements for the year ended June 30, 2004. In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted by members of the Audit Committee Wilfred T. O'Gara, Chairman Dennis B. Meyer Mark A. Serrianne

The Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, composed of Messrs. O’Gara (Chairman), Meyer, Kreider and Serrianne, is responsible for nominating persons for election as directors at each annual shareholders’ meeting and to fill any Board vacancies that may arise between meetings. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company. The Nominating and Corporate Governance Committee did not meet during fiscal year 2004. However, at its July 27, 2004 meeting, the Committee nominated Mark Serrianne to LSI's Board at the recommendation of the Committee's Chairman. The Committee also met on August 12, 2004 and it nominated this year’s slate of directors. The Nominating and Governance Committee did not seek, nor did it receive the recommendation of any of the director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees. Although a copy of the Committee’s Charter is not currently available on LSI's website, a copy of such charter is attached to this proxy statement as Annex C.

The Compensation Committee

        The Compensation Committee, composed of Messrs. Meyer (Chairman), Kreider, O’Gara, and Serrianne (who was appointed to the Committee in August 2004), is responsible for establishing compensation levels for management and for administering the Company’s Equity Compensation Plan and Non-Qualified Deferred Compensation Plan. The Compensation Committee met one time during fiscal 2004.

Report of the Compensation Committee

        The Compensation Committee annually establishes salaries, bonuses and stock option or stock grant awards for executive officers and key management personnel. The Committee reviews the performance of the Company’s executive officers in connection with the Company’s overall performance. The Committee desires to establish executive compensation that enhances the Company’s overall fundamental objective of providing long-term value for its shareholders and employees. In addition, major emphasis is being placed on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s growth. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to overall corporate performance.

        The Committee uses base salaries, incentive and deferred compensation arrangements, automobile allowances, life and disability insurance programs, and stock options designed to tie a portion of the executive’s compensation to the stock market performance of the Company’s Common Shares when establishing executive and managerial compensation programs.

      Base Compensation

        The Committee generally reviews the base salaries of the Company’s executive officers and each executive’s level of responsibility and potential, as well as salary levels offered by competitors and the overall competition in the existing marketplace. Each executive’s particular division of the Company is reviewed, and its contribution to the overall results of the Company assessed. The Committee generally uses this information to determine the executive’s base compensation level. In consideration of the fiscal year 2003 freeze of base salaries, the Committee determined that modest salary adjustments were appropriate for the Company’s executive officers, key management and all salary personnel in fiscal 2004.

        The Committee generally applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company’s performance and, in certain cases, the performance of its various divisions. The Committee did not utilize a particular objective formula as a means of establishing annual base compensation levels. Chief Executive Officer and President Robert J. Ready’s salary is generally established on the same basis.

      Incentive Compensation

        Incentive compensation awards for performance during fiscal 2004 were made to employees of certain operating divisions based upon the achievement of specific goals set forth in the strategic Plan adopted for the 2004 fiscal year. The Plan provides that certain employees’ bonuses are based upon a combination of overall corporate results, divisional results, as well as discretionary factors such as attitude and individual performance. Bonuses for corporate officers, including Robert J. Ready, are based entirely on overall corporate results, as well as discretionary factors such as attitude and individual performance.

      Stock Option Grants and Equity Compensation

        The shareholders of LSI Industries established a Stock Option Plan and, last year, an Equity Compensation Plan, to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of these Plans, both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant. The Committee bases its individual option awards upon the past contributions of the particular employee as well as the capability of the employee to positively impact the Company’s future success and profitability. There were no stock options granted to executive officers in fiscal year 2004. The Committee can also award shares, restricted stock, stock appreciation rights, and other equity awards to executive officers and all other employees. None of these equity compensation awards were made in fiscal year 2004.

Respectfully submitted by members of the Compensation Committee Dennis B. Meyer, Chairman Gary P. Kreider, Wilfred T. O'Gara, Mark A. Serrianne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 2004.

CERTAIN TRANSACTIONS

    J. Scott Sferra, age 40, is Vice President Manufacturing of the Cincinnati Operations of LSI Industries and is the son of James P. Sferra, Director, Secretary and Executive Vice President Manufacturing of LSI Industries. In fiscal year 2004, J. Scott Sferra’s total compensation was $111,046. J. Scott Sferra did not receive any stock option grants in fiscal 2004.

CORPORATE PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Shares during the five fiscal years ended June 30, 2004 with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 1999 in the Company’s Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

June 30	LSI Industries Inc.	Nasdaq Market Index (U.S.)	Dow Jones Electrical Equipment Index
1999	100.0	100.0	100.0
2000	63.9	192.7	112.8
2001	100.1	68.6	70.0
2002	119.5	58.2	44.1
2003	73.9	56.0	38.7
2004	98.0	76.4	53.7

OTHER MATTERS

        LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

QUESTIONS

        If you have any questions or need more information about the annual shareholders’ meeting, write to or contact:

LSI Industries Inc.
Ronald S. Stowell,
Vice President, Chief Financial
Officer & Treasurer
10000 Alliance Road
Cincinnati, Ohio 45242
(513) 793-3200

        For more information about your share ownership, call Computershare Investor Services, LLC at (312) 588-4993.

        We also invite you to visit the LSI Industries site on the Internet at www.lsi-industries.com. Internet site materials are for your general information only and are not part of this proxy solicitation.

By order of the Board of Directors /s/James P. Sferra James P. Sferra Secretary

Dated:    September 29, 2004

ANNEX A

LSI INDUSTRIES INC.
PROXY STATEMENT

    Number.        The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by a majority of votes cast at the meeting. In addition, the number of Directors may be fixed or changed by action of the Directors at a meeting called for that purpose at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director’s office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

ANNEX B

LSI INDUSTRIES INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

As Revised August 11, 2004

I.     PURPOSE

        The Board of Directors has established this Audit Committee Charter to specify the functions and authority of the Audit Committee. The primary function of the Committee is to oversee the accounting and financial reporting process of the Company and the audit of its financial statements and perform those other functions outlined in this Charter.

      The Audit Committee shall:

•	Be directly responsible for the employment, compensation, retention and oversight of the independent certified public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for the Company.

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent certified public accountants and internal auditor.

•	Provide an open avenue of communication among the independent certified public accountants, financial and senior management, internal auditor, and the Board of Directors.

•	Engage on its own authority and at the expense of the Company, independent counsel and other advisors as deemed necessary by the Committee to assist it in satisfying the duties and responsibilities set forth in this Charter and incur, at the expense of the Company, ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

II.     COMPOSITION

        The Audit Committee shall be comprised of three or more directors each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market and Section 10A of the Securities Exchange Act of 1934. At least one member shall be a financial expert as defined under the United States Securities and Exchange Commission rules.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee shall designate a Chair.

III.     MEETINGS

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditor, the chief financial officer and the independent certified public accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed independently. In addition, the Committee or at least its Chair should meet with the independent certified public accountants and management quarterly to review the Company’s financial statements and disclosures prior to the quarterly reports being filed with the Securities and Exchange Commission. The Committee shall maintain minutes of its meetings and activities.

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter annually.

2.	Review the Company’s annual financial statements, press releases, and any reports or other financial information submitted to the Securities and Exchange Commission or to the public, including any certification, report, opinion, or review rendered by the independent certified public accountants. This information should be sent to the Committee at least 24 hours before release.

Independent Certified Public Accountants

3.	Have a clear understanding with the Company’s independent certified public accountants that they are ultimately accountable to the Committee, as representatives of this Company’s shareholders. As such, the Committee has the ultimate authority to select, evaluate, compensate and, where appropriate, replace the independent certified public accountants.

4.	On an annual basis, ensure the receipt from the independent certified public accountants of their formal written statement delineating all relationships between them and the Company. The Committee shall, as appropriate, also discuss with the independent certified public accountants any undisclosed relationships or non-accounting services rendered to the Company or any of its affiliates that could impact the objectivity and independence of the independent certified public accountants, and take, or recommend that the Board take, appropriate action to oversee the independence of the independent certified public accountants.

5.	Review the most recent report of the Public Company Accounting Oversight Board of its examination of the Company’s independent certified public accountants.

6.	Ensure that the lead audit partner of the Company’s independent certified public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years.

7.	Pre-approve all audit and non-audit services and their accompanying fees to be performed by the Company’s independent certified public accountants. The Committee may delegate this function to a Committee member between meetings with a reporting obligation to the full Committee.

8.	Ensure disclosure in the Company’s periodic reports filed with the SEC, of any non-audit services approved to be performed by the Company’s independent certified public accountants.

9.	Determine whether the provision of non-audit services by the Company’s independent certified public accountants is compatible with maintaining their independence.

10.	Periodically consult with the independent certified public accountants out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements, and the adequacy/capability of financial staff given the business and changes in operations.

11.	Review with the independent certified public accountants and the internal auditor efforts related to the coordination of audit work to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Internal Audit

12.	Review and approve internal audit’s charter, budget and staffing plans.

13.	Review internal audit’s annual risk assessment and audit plans, including significant changes in plan scope and internal audit coverage.

14.	Receive and discuss periodic reports of significant internal audit findings and follow-up actions.

15.	Periodically assess the effectiveness of the Company’s internal audit function and its compliance with the Institute of Internal Audit (II) Standards for the Practice of Internal Auditing.

16.	Periodically review the internal audit function and recommend any changes in the internal audit position.

Financial Reporting Processes

17.	Meet with the independent certified public accountants and the appropriate Company financial staff to approve the plan and the scope of each audit prior to commencement of each audit process.

18.	In consultation with the independent certified public accountants and the internal auditors review the integrity of the Company’s financial reporting processes, both internal and external.

19.	Consider the independent certified public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

20.	Advise financial management and the independent certified public accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent certified public accountants, management, or internal auditor.

21.	Continue the process of reporting to the Committee by each of management and the independent certified public accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

22.	Review, at least annually, a report from the independent certified public accountants regarding any material risk areas, critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, the treatment preferred by the independent certified public accountants in each instance, management letters and other communications.

Process Improvement

23.	Following completion of the annual audit, review separately with each of management and the independent certified public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24.	Resolve any disagreement among management and the independent certified public accountants in connection with the preparation of the financial statements.

25.	Consider and review with the independent certified public accountants and the internal auditor:

a)	The adequacy of the Company’s internal controls including computerized information system controls and security.

b)	Related findings and recommendations of the independent certified public accountants and the coordinator of any internal audit efforts together with management’s responses.

26.	Review with the independent certified public accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee. Review specifically all repeat audit points and recommendations not implemented from prior audits.

Employee Concern Procedures

27.	Establish and maintain procedures for the receipt, retention and treatment of concerns received by the Company from employees or others regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or internal control matters.

Related-Party Transactions

28.	Review and approve, if appropriate, all related-party transactions. A related party transaction is one which the Company would be required to disclose in its annual Proxy Statement pursuant to SEC Regulation S-K, Item 404.

Ethical and Legal Compliance

29.	Keep current the Company’s Code of Ethics and Conduct and work to ensure that management has established a system to enforce this Code.

30.	Review management’s monitoring of the Company’s compliance with its Code of Ethics and Conduct and insure that management has the proper review system in place to insure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

31.	Review with the Company’s counsel, legal compliance matters including, without limitation, corporate securities trading.

32.	Review with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

33.	Perform any other activities consistent with this Charter, the Company’s Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

34.	Recommend to the Company whether the audited financial statements should be included in the annual Form 10-K report for submission to the Securities and Exchange Commission.

35.	Prepare a report of the Audit Committee for transmission to shareholders through the annual Proxy Statement.

36.	Review the processes utilized by management in presenting certifications concerning the financial statements to the Securities and Exchange Commission.

37.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets and requests from the independent accountants as to all loans or extensions of credit by the Company to its officers.

Nasdaq Stock Market Certification

        Review and approve the Company’s required Nasdaq Stock Market certification related to the Audit Committee

V.     EFFECTIVE DATE

        The effective date of this Audit Committee Charter is August 11, 2004. This charter may be amended from time to time by the LSI Industries Inc. Board of Directors.

ANNEX C

LSI INDUSTRIES INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
ADOPTED BY THE BOARD OF DIRECTORS ON AUGUST 11, 2004

        This Charter has been adopted by the Board of Directors of LSI Industries Inc. and may be modified by the Board from time to time. The Committee shall consist of a minimum of two directors who shall be appointed and removed by the Board of Directors. All members of the Committee shall satisfy standards of independence prescribed by The Nasdaq Stock Market. The Committee is authorized to engage advisors, consultants and search firms in connection with the performance of its duties. The following are the purposes, duties and responsibilities of the Committee:

    1.        To recommend to the Board any changes in the size of the Board and of its Committees;

    2.        To identify qualified nominees for the Board and determine the particular nominees who will be nominated by the Company for annual election to the Board. If there is a vacancy in any director’s seat, whether through an increase in the size of the Board or otherwise, the Committee shall recommend to the Board of Directors a nominee to fill such vacancy;

    3.        In nominating individuals as directors, the Committee shall take into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and needs of the Board as its function relates to the business of the Company;

    4.        The Committee shall consider candidates proposed by management and stockholders as well as by its own members;

    5.        To identify Board members qualified to fill vacancies on Committees of the Board taking into account requirements of The Nasdaq Stock Market, federal and state law and the suitability of persons for particular Committee assignments and any other factors deemed appropriate by the Committee;

    6.        To monitor and recommend the structure and functions of the various committees of the Board;

    7.        To advise on changes in Board compensation;

    8.        To consider matters of corporate governance and to establish and review, periodically, any corporate governance principles implemented by the Board or the Company;

    9.        To enact policies and procedures as necessary or advisable from time to time with respect to any of the above-referenced purposes, duties and responsibilities as well as to conduct performance evaluations of the Committee in the Committee’s discretion.

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints Gary P. Kreider, Dennis B. Meyer and Robert J. Ready, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 18, 2004 at 10:00 a.m., Eastern Standard Time at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.      Authority to elect as Class B Directors the three nominees below.

          FOR ___                  WITHHOLD AUTHORITY ___

          Wilfred T. O'Gara, Mark A. Serrianne and James P. Sferra

          WRITE THE NAME OF ANY NOMINEE(S) FOR

          WHOM AUTHORITY TO VOTE IS WITHHELD _______________________________________________________

2.      Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2005.

          FOR  ___           AGAINST   ___           ABSTAIN ___

3.      Approval of the amended LSI Industries Inc. Code of Regulations.

          FOR  ___           AGAINST   ___           ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

, 2004	IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS